                                ESG RE LIMITED

                               16 CHURCH STREET
                                HAMILTON, HM 11
                                    BERMUDA
                             ---------------------

               NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 4, 1998

                             ---------------------

To the Shareholders:

  The Annual General Meeting of Shareholders of ESG Re Limited (the "Company") will be held at 11:00 a.m., Monday, May 4, 1998, at the Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, for the following purposes:

    i. To elect four directors; one director to serve until the 1999 Annual General Meeting of Shareholders, one director to serve until the 2000 Annual General Meeting of Shareholders, and two directors to serve until the 2001 Annual General Meeting of Shareholders and, in each case, to hold office until their successors are duly elected and qualified;

   ii. To ratify the appointment of Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing year ending with the 1999 Annual General Meeting of Shareholders and to refer the determination of auditors' remuneration to the Board of Directors; and

  iii. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

  Shareholders of record at the close of business on Friday, March 20, 1998, will be entitled to receive notice of, and to vote, at the meeting.

  All shareholders are cordially invited to attend the Annual General Meeting.

                                          By order of the Board of Directors

                                          Anthony Parfitt
                                          Secretary

Hamilton, Bermuda
April 10, 1998

 WE NEED YOUR PROXY VOTE IMMEDIATELY. A SHAREHOLDER MAY THINK HIS VOTE IS NOT IMPORTANT, BUT IT IS VITAL. BY LAW, THE ANNUAL GENERAL MEETING OF SHAREHOLDERS WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE COMPANY WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE COMPANY TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                PROXY STATEMENT

                                ESG RE LIMITED
                    ANNUAL GENERAL MEETING OF SHAREHOLDERS
                                  MAY 4, 1998

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of ESG Re Limited (the "Company") from holders of the Company's common shares, par value $1.00 per share (the "Common Shares"). The proxies will be voted at the Annual General Meeting of Shareholders to be held at 11:00 a.m., Monday, May 4, 1998, at the Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, and at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. The cost of solicitation of proxies is to be borne by the Company.

  The Board has fixed the close of business on Friday, March 20, 1998, as the record date (the "Record Date") for determining the shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 13,923,799 Common Shares were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting, except that if a person (other than John C Head III and certain affiliates) constructively or beneficially, directly or indirectly, owns more than 9.9% of the voting power of the issued Common Shares, the voting rights with respect to such shares will be limited, in the aggregate, to voting power of 9.9%, pursuant to a formula specified in the Company's Bye-Laws. The presence, in person or by proxy, of the holders of a majority of the Common Shares outstanding (without regard to the limitation on voting referred to above) is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

  It is estimated that proxy materials will be mailed to shareholders of record on or about April 10, 1998. The mailing address for the return of proxies in the enclosed postage paid envelope is c/o Boston EquiServe, P.O. Box 9391, Boston, MA 02205-9969.

  At the Annual Meeting, shareholders of the Company will be asked to (i) elect four directors to serve on the Board until the completion of one, two or three-year terms, as the case may be, (ii) ratify the appointment of Deloitte & Touche, independent auditors, as the Company's auditors for the ensuing period ending with the 1999 Annual General Meeting of Shareholders and to refer the determination of the auditors' remuneration to the Board of Directors, and (iii) transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

  All matters referenced in this Proxy Statement upon which shareholders are called to vote will be decided by a plurality of votes cast.

  A copy of the Company's Annual Report for the fiscal year ended December 31, 1997, which is not a part of the proxy soliciting material, is being mailed to shareholders together with this Proxy Statement.

                          SOLICITATION AND REVOCATION

  PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY, OR ON BEHALF OF, THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. Such persons designated as proxies are (i) the Chairman of the Board and (ii) the Managing Director and Chief Executive Officer of Company. A shareholder desiring to appoint some other person to represent him at the Annual Meeting may do so either by inserting such person's name in the enclosed proxy card, or by completing another form of proxy and, in either case, delivering the completed proxy to the address indicated above before the time of the Annual Meeting. It is the responsibility of the shareholder appointing some other person to represent him to inform such person of this appointment.

  Common Shares represented at the Annual Meeting by a properly executed and unrevoked proxy will be voted in accordance with instructions made thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. If a shareholder appoints a person other than the persons named in the proxy to represent him, such person must vote the shares in respect of which he is appointed proxy holder in accordance with the directions of the shareholder appointing him. A submitted proxy is revocable by a shareholder at any time prior to it being voted provided that such shareholder gives written notice to the Company at or prior to the Annual Meeting that such shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

  Abstentions and "non-votes" will be counted as present in determining the existence of a quorum. (A "non-vote" occurs when a nominee (typically, a broker-dealer) holding shares for a beneficial owner attends a meeting with respect to such shares (in person or by proxy) but does not vote on one or more proposals because the nominee does not have discretionary voting power with respect thereto and has not received instructions from the beneficial owner.) The affirmative vote of a plurality of the shares present or represented by proxy and voting on the matters in question at the Annual Meeting will be required to elect the nominees for election as directors and for the ratification of Deloitte & Touche as independent auditors of the Company. Therefore, abstentions and "non-votes" will not have the effect of votes in opposition to the election of a director or "no" votes on the proposed ratification of the selection of the independent auditors of the Company.

  Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the Common Shares held of record by such persons and entities.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of seven members. At the Annual Meeting, one director will be elected to serve until the 1999 Annual General Meeting of Shareholders, one director will be elected to serve until the 2000 Annual General Meeting of Shareholders, and two directors will be elected to serve until the 2001 Annual General Meeting of Shareholders and, in each case, to hold office until their successors are duly elected and qualified.

  The Company's Board of Directors is divided into three classes as follows: the first class, whose initial term expires at the 1998 Annual General Meeting of Shareholders, is comprised of John C Head III and Wolfgang M. Wand; the second class, whose term expires at the 1999 Annual General Meeting of Shareholders, is comprised of Kenneth P. Morse and William J. Poutsiaka; and the third class, whose term expires at the 2000 Annual General Meeting of Shareholders, is comprised of Steven H. Debrovner, David L. Newkirk and Edward
A. Tilly. Since Messrs. Debrovner and Morse were initially appointed by the Board of Directors in February 1998 to fill vacancies on the Board of Directors, the initial terms of Messrs. Debrovner and Morse expire at the 1998 Annual Meeting in accordance with the Company's Bye-laws. Otherwise, following their initial terms, all classes of directors shall be elected to three-year terms.

  Each Proxy will be voted in accordance with the directions thereon or, if no directions are indicated, in favor of election of the four directors named below whose election has been proposed and recommended by the Board of Directors. The presence, in person or by proxy, of a majority of the outstanding Common Shares is required for a quorum for the election of directors at the Annual Meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual Meeting will be decided by a plurality of votes cast. The individual nominees (each, a "Nominee," collectively, the "Nominees") are listed below. Each Nominee has consented to be named in this Proxy Statement and has agreed to serve as a Board member if elected. If any Nominee shall, prior to the Annual Meeting, become unavailable for election as a director, the persons named in the accompanying Proxy will vote for such other nominee, if any, in their discretion as may be recommended by the Board of Directors, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

  The respective ages, positions with the Company, business experience, directorships in other companies and Board committee memberships of the four Nominees for election and for the continuing directors are set forth below. Each of the four Nominees is currently a director of the Company whose term expires on May 4, 1998. Upon election, Mr. Morse will serve a one-year term expiring at the 1999 Annual General Meeting of Shareholders, Mr. Debrovner will serve a two-year term expiring at the 2000 Annual General Meeting of Shareholders, and Messrs. Head and Wand will serve three-year terms expiring at the 2001 Annual General Meeting of Shareholders.

                     NAME                       AGE          POSITION
----------------------------------------------- --- ---------------------------
NOMINEES:
John C Head III                                  49 Chairman of the Board

 John C Head III has served as Chairman of the Board since the inception of the Company and is a member of the Compensation Committee. Mr.
 Head has been a Managing Member of Head &
 Company L.L.C., an investment banking firm specializing in the insurance industry, since
 1987. Mr. Head is also a director of PartnerRe
 Ltd., Kiln Capital plc, FFTW, Inc. and other private companies.

Wolfgang M. Wand                                 45 Managing Director and Chief
                                                    Executive Officer

 Wolfgang M. Wand, has served as a director and Managing Director and Chief Executive Officer since the inception of the Company. In 1993, Mr. Wand co-founded and became Managing
 Director of European Specialty Group Holding
 AG ("ESG Germany"), through which the Company operated its reinsurance management businesses prior to its initial public offering in December 1997. Following the reunification of Germany, Mr. Wand served, on behalf of the German government's privatization agency, the
 Treuhandanstalt, in connection with the
 privatization and restructuring of the East
 German economy, as Chairman of the Board of Directors for certain segments of the German shoe manufacturing industry from 1991 to 1992.
 Mr. Wand serves as a member of the German delegation of the International Chamber of Commerce and is a representative on the Chamber's Committee for insurance affairs in Eastern Europe.

Steven H. Debrovner                              60 Chief Operating Officer

 Steven H. Debrovner, has served as a director of the Company since February 1998, and as Chief Operating Officer since the inception of the Company. Mr. Debrovner co-founded ESG
 Germany with Mr. Wand in 1993. Prior thereto,
 Mr. Debrovner served as the head of marketing for all non-life business at CIGNA Worldwide headquarters in Philadelphia from 1987 to 1993. In 1974, Mr. Debrovner created the
 European accident and health activities for AFIA and, subsequently, CIGNA. Mr. Debrovner began his insurance underwriting experience with American International Group, Inc. in
 1967.

                          NAME                             AGE         POSITION
---------------------------------------------------------- --- ------------------------
Kenneth P. Morse                                            51 Director

 Kenneth P. Morse, has served as a director of the Company since February 1998. Mr. Morse has served as the Managing
 Director of the MIT Entrepreneurship Center and as Senior
 Lecturer at the MIT Sloan School of Management since
 1996. Prior thereto, Mr. Morse was the Managing Director and member of the Board of Directors of AspenTech Europe
 S.A./N.V. from 1992 to 1996. From 1980 to 1996, Mr. Morse
 was one of the founders of, and responsible for sales and marketing at, several high tech companies, including 3Com
 Corporation and Aspen Technology, Inc.

CONTINUING DIRECTORS:

David L. Newkirk (1)(2)                                     45 Director

 David L. Newkirk has been Vice President of Booz-Allen &
 Hamilton International (U.K.) Ltd. and various of its wholly-owned subsidiaries since 1991.

William J. Poutsiaka (1)                                    45 Director

 William J. Poutsiaka has been President and Chief
 Executive Officer of Arkwright Mutual Insurance Company in Waltham, Massachusetts since 1994, and has served in other executive capacities for such company since 1989.

Edward A. Tilly (1)(2)                                      54 Director

 Edward A. Tilly has been Chairman and Chief Executive of the Consolidated Financial Insurance group of companies, which are subsidiaries of General Electric Company, since
 1994. Prior thereto, Mr. Tilly was Chairman and Chief
 Executive of Financial Insurance Group, since 1989.

--------
(1) Member of the Company's Audit Committee.

(2) Member of the Company's Compensation Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
                      OF THE FOUR DIRECTORS NAMED ABOVE.

                         THE BOARD AND ITS COMMITTEES

  The Board of Directors has established an Audit Committee and a Compensation Committee, each of which reports to the Board of Directors. The Audit Committee consists of Messrs. Newkirk, Poutsiaka and Tilly. The Compensation Committee consists of Messrs. Head, Tilly and Newkirk. The Board of Directors is responsible for, among other things, the nomination of additional directors.

  The Audit Committee oversees the financial reporting process and the internal control structure of the Company and establishes standards for review of the Company's compliance with applicable accounting and regulatory requirements. The Audit Committee meets with management and with the Company's independent auditors to review matters relating to the quality of financial reporting and internal accounting control, including the nature, extent and results of their audits, and otherwise maintains communications between the Company's independent auditors and the Board of Directors.

  The Compensation Committee oversees all compensation matters for executive officers and the Board of Directors and reviews the performance of executive officers of the Company. The Compensation Committee is also responsible for all forms of noncurrent monetary compensation, including the administration of the Non- Management Directors' Compensation and Option Plan and the Company's 1997 Stock Option Plan.

  To date in 1998, the Board of Directors has met on February 5, 1998, February 27, 1998, and March 9, 1998. In 1997, the Board of Directors met on August 21, 1997 and September 20, 1997.

            INFORMATION REGARDING THE SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS

  The table below sets forth the beneficial ownership of Common Shares by all persons who beneficially own 5% or more of the Common Shares and by all directors and executive officers of the Company as of March 20, 1998.

                                              AMOUNT AND NATURE OF      PERCENT
           NAME OF BENEFICIAL OWNER          BENEFICIAL OWNERSHIP(1)    OF CLASS
   ----------------------------------------- -----------------------    --------
   John C Head III..........................       3,391,180 (2)(4)(5)    21.7%

   Madie Ivy
    1330 Avenue of the Americas
    New York, New York 10019................       3,355,417 (3)(4)(5)    21.7%

   HMI Partners L.P.
    1330 Avenue of the Americas
    New York, New York 10019................       1,788,022 (4)          11.7%

   Heracles-B L.P.
    1330 Avenue of the Americas
    New York, New York 10019................       1,788,022 (4)          11.7%

   ESG Partners (Bermuda) L.P.
    1330 Avenue of the Americas
    New York, New York 10019................         886,793 (5)           6.3%

   Heracles ESG L.L.C.
    1330 Avenue of the Americas
    New York, New York 10019................         886,793 (5)           6.3%

   Wolfgang M. Wand.........................         405,315 (6)           2.9%

   Steven H. Debrovner......................         252,100 (7)           1.8%

   David L. Newkirk.........................          20,000 (8)             *

   William J. Poutsiaka.....................          20,000 (8)             *

   Edward A. Tilly..........................          20,000 (8)             *

   Kenneth P. Morse.........................          20,000 (8)             *

   Renate M. Nellich........................           7,250 (9)             *

   Gerhard Jurk.............................           6,250 (10)            *

   Anthony Parfitt..........................           1,000 (11)            *

   All directors and executive officers (10
    persons)................................       4,097,381 (1)          26.3%

--------
*  Denotes beneficial ownership of less than 1%.

 (1) Assumes the exercise of Class A Warrants and vested Class B Warrants, but not unvested Class B Warrants (which are subject to certain performance criteria).

 (2) Includes (a) 8,685 Common Shares and Class A Warrants to purchase 885 Common Shares held by Mr. Head, (b) 3,000 Common Shares held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy, (c) 124,995 Common Shares and Class A Warrants to purchase 16,277 Common Shares held by certain pension plan trusts of Head Company and other entities created by affiliates of HMI Partners L.P., (d) 465,241 Common Shares and Class A Warrants to purchase 61,568 Common Shares held by affiliate investor of ESG Partners L.P. and (e) options to purchase 35,714 Common Shares held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy. Mr. Head is married to Ms. Ivy.

 (3) Includes (a) 8,636 Common Shares and Class A Warrants to purchase 885 Common Shares held by Ms. Ivy, (b) 3,000 Common Shares held by certain trusts for the benefit of two minor children of Mr. Head and Ms. Ivy, (c) 124,995 Common Shares and Class A Warrants to purchase 16,277 Common Shares held by certain pension plan trusts of Head Company and other entities created by affiliates of HMI Partners L.P., (d) 465,241 Common Shares and Class A Warrants to purchase 61,568 Common Shares held by affiliate investor of ESG Partners L.P. and (e) options to purchase 35,714 Common Shares held by certain trusts for the benefit of the minor children of Mr. Head and Ms. Ivy.

 (4) Includes 427,807 Common Shares, Class A Warrants to purchase 1,083,975 Common Shares and Class B Warrants to purchase 276,240 Common Shares held by HMI Partners L.P., the General Partner of which is Heracles-B L.P., of which Mr. Head and Ms. Ivy are the General Partners.

 (5) Includes 783,155 Common Shares and Class A Warrants to purchase 103,638 Common Shares held by ESG Partners (Bermuda) L.P., the General Partner of which is Heracles ESG L.L.C., of which Mr. Head and Ms. Ivy are the Managing Members.

 (6) Includes 370,315 Common Shares, 144,405 of which are owned by Mr. Wand's wife. Mr. Wand disclaims beneficial ownership of all such shares held by his wife. Mr. Wand holds options to purchase 140,000 Common Shares, 35,000 of which are currently exercisable. See "Summary Compensation Table."

 (7) Includes 229,600 Common Shares. Mr. Debrovner holds options to purchase 90,000 Common Shares, 22,500 of which are currently exercisable. See "Summary Compensation Table."

 (8) Represents options to purchase Common Shares. See "Executive
     Compensation."

 (9) Includes 1,000 Common Shares. Ms. Nellich holds options to purchase 25,000 Common Shares, 6,250 of which are currently exercisable. See "Summary Compensation Table."

(10) Mr. Jurk holds options to purchase 25,000 Common Shares, 6,250 of which are currently exercisable. See "Summary Compensation Table."

(11) Mr. Parfitt holds options to purchase 4,000 Common Shares, 1,000 of which are currently exercisable. See "Summary Compensation Table."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 Advisory Fee

  For advisory services rendered by Head & Company L.L.C. ("Head Company"), of which John C Head III is a Managing Member, in connection with the private placement and initial public offering of Common Shares of the Company in December 1997, Head Company was paid a fee of $2,500,000 and reimbursed for reasonable out-of-pocket expenses.

 Investment Advisory Agreement

  The Company is party to an investment advisory agreement (the "Investment Advisory Agreement") with Head Asset Management L.L.C. ("Head Asset Management"), an affiliate of Head Company, to supervise and direct the investment of the Company's asset portfolio in accordance with, and subject to, the investment objectives and guidelines established by the Company. Pursuant to the terms of the Investment Advisory Agreement, the Company pays Head Asset Management a fee, payable quarterly in arrears, equal to 0.25% per annum of the first $200 million of assets under its management declining to 0.15% per annum of the assets under its management, in excess of $200 million. The Investment Advisory Agreement may be terminated upon 90 days written notice by Head Asset Management or by the Company upon five days written notice or upon shorter notice upon mutual written agreement by the parties. In January 1998, Head Asset Management received fees of $45,579 from the Company for investment advisory services performed in 1997.

 Financial Services Agreement

  The Company is party to a financial services agreement (the "Agreement") with Head Company in connection with the analysis and implementation of operating plans, capital plans, and strategic alternatives. Pursuant to the terms of the Agreement, Head Company is paid a monthly fee of $50,000 and is reimbursed for reasonable out-of-pocket expenses. The Agreement may be terminated on the first day of any month subject to fourteen days prior notification by either party. Because the Agreement was entered into on January 2, 1998, Head Company did not receive any fees under the Agreement in 1997.

 Transactions between Mr. Wand and Shareholder

  During 1996, Mr. Wand received payments from ESG GmbH in consideration of a loan made by Mr. Wand to a shareholder of European Specialty Group Holding AG ("ESG Germany") to enable such shareholder to purchase shares of ESG Germany. In order to repay Mr. Wand, amounts payable to the debtor by ESG GmbH in respect of reinsurance brokerage services provided by the debtor were paid directly to Mr. Wand. For 1996, ESG GmbH paid Mr. Wand $32,870 in respect of this loan. Such loan was repaid in full by the debtor prior to December 12, 1997.

 Indemnification for Contingent Liabilities

  Certain of the former shareholders of ESG Germany who participated in the formation have agreed to indemnify ESG Germany for certain contingent liabilities applicable to activity prior to 1997. Management believes that the likelihood of incurring a loss related to any of those contingent liabilities is remote.

 Purchases of Securities in the Company

  William J. Poutsiaka, a director of the Company, is President and Chief Executive Officer of Arkwright Mutual Insurance Company, which purchased securities in the Company in a private placement of such securities in December 1997. In addition, affiliates of Head Company made capital investments in such private placement.

                            EXECUTIVE COMPENSATION

  The Company's executive compensation policies are formulated by the Compensation Committee of the Board of Directors. The Company maintains a philosophy that compensation of its executive officers should be competitive with similarly situated executives of its competitors and peer companies. In addition, compensation is linked to each executive officer's performance as well as the overall operating performance of the Company.

  Each of Messrs. Wand, Debrovner, Jurk and Parfitt and Ms. Nellich has an employment agreement with the Company, as described below. The base salary component of each executive's compensation is, pursuant to the terms of the employment agreement, subject to annual review by the Compensation Committee. The Compensation Committee may also make discretionary increases in the base salary based on the executive's contribution to the Company. In addition, under the terms of each employment agreement the Compensation Committee may award bonuses to the executive for the prior year.

  Executive officers may also receive grants of stock options annually under the Company's 1997 Stock Option Plan (the "Stock Option Plan"). Options are granted at a price equal to the fair market value of the Company's Common Shares on the date of the grant. The Board of Directors believes that grants of stock options are an effective means of aligning an executive's compensation with the interests of shareholders, since the value of such options are tied directly to increases in the market value of the Company's Common Shares. The Compensation Committee has sole discretionary authority to interpret the Stock Option Plan and to determine the type of awards to grant, when, if and to whom awards are granted, the number of Common Shares covered by each award and the terms and conditions of the award. On December 12, 1997, options for 140,000 Common Shares, 90,000 Common Shares, 25,000 Common Shares, 25,000 Common Shares and 4,000 Common Shares were granted to Messrs. Wand, Debrovner and Jurk, Ms. Nellich and Mr. Parfitt, respectively. Compensation and stock option information for each of these executive officers of the Company is provided in the tables which follow.

  The Compensation Committee is comprised of the following Board members:

    John C Head III
    Edward A. Tilly
    David L. Newkirk

  The tables which follow summarize compensation paid by the Company and its subsidiaries and certain information regarding options granted to the Company"s principal executive officers for the year ended December 31, 1997.

                        SUMMARY COMPENSATION TABLE (1)

                                             ANNUAL COMPENSATION        AWARDS
                                      --------------------------------- -------
                                                                        NUMBER
                                                         OTHER ANNUAL     OF
  NAME AND PRINCIPAL POSITION    YEAR SALARY(2)  BONUS  COMPENSATION(3) OPTIONS
-------------------------------- ---- --------- ------- --------------- -------
Wolfgang M. Wand,
 Managing Director and Chief
 Executive Officer.............. 1997 $254,964  $28,746     $34,495(4)  140,000

Steven H. Debrovner,
 Chief Operating Officer........ 1997 $270,417  $28,746     $19,446      90,000

Gerhard Jurk,
 Chief Financial Officer........ 1997 $134,523  $14,373     $12,376      25,000

Renate M. Nellich,
 Chief Executive Officer of ES
 North America.................. 1997 $ 83,333  $ 8,997     $ 3,859      25,000

Anthony Parfitt,
 Audit and Compliance Officer... 1997 $ 68,989  $ 3,449     $15,651       4,000

--------
(1) Amounts paid in currencies other than U.S. dollars have been translated into U.S. dollars at the average translation rate for the year.

(2) Throughout 1997, and following the Company's initial public offering, each of Messrs. Wand, Debrovner, Jurk and Parfitt were employed by the Company in its function as a reinsurance management company. Ms. Nellich has been employed since September 1997.

(3) During 1997, Mr. Debrovner received $16,571 for life and health insurance, and a vehicle allowance of $2,875; Mr. Jurk received $3,297 for life and health insurance, and a vehicle allowance of $9,079; Ms. Nellich received $640 for life and health insurance, and a vehicle allowance of $3,219; and Mr. Parfitt received $3,923 for life and health insurance, social pension contributions and unemployment insurance, and a vehicle allowance of $11,728.

(4) In 1997, Mr. Wand received $34,495 from European Specialty Group GmbH ("ESG GmbH"), a subsidiary of the Company, in connection with services provided as designated legal representative of Les Mutuelles du Mans in Germany. No such amounts will be paid in the future.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                                                                              POTENTIAL REALIZABLE VALUE AT
                                    PERCENT OF                                   ASSUMED ANNUAL RATES OF
                                   TOTAL OPTIONS                              SHARE PRICE APPRECIATION FOR
                         NUMBER OF  GRANTED TO   EXERCISE PRICE                        OPTION TERM
                          OPTIONS  EMPLOYEES IN    PER COMMON    EXPIRATION   ------------------------------
          NAME            GRANTED   FISCAL YEAR      SHARE          DATE                5%            10%
------------------------ --------- ------------- -------------- ------------- -------------- ---------------
Wolfgang M. Wand........  140,000      39.5%         $20.00     Dec. 12, 2007     $1,760,905     $4,462,479
Steven H. Debrovner.....   90,000      25.4%         $20.00     Dec. 12, 2007     $1,132,010     $2,868,736
Gerhard Jurk............   25,000       7.1%         $20.00     Dec. 12, 2007     $  314,447     $  796,871
Renate M. Nellich.......   25,000       7.1%         $20.00     Dec. 12, 2007     $  314,447     $  796,871
Anthony Parfitt.........    4,000       1.1%         $20.00     Dec. 12, 2007     $   50,312     $  127,499

--------
(1) All options granted to date under the Company's 1997 Stock Option Plan were at $20.00 per share, the initial public offering price of the Common Shares. For each of the individuals listed above, 25% of such options vested on December 12, 1997, and 25% vests on December 12, 1999, 2000 and 2001, respectively.

                AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                             NUMBER OF      VALUE OF UNEXERCISED
                                                        UNEXERCISED OPTIONS OPTIONS IN-THE-MONEY
                                                        AT FISCAL YEAR END   AT FISCAL YEAR END
                         SHARES ACQUIRED                   EXERCISABLE/         EXERCISABLE/
          NAME             ON EXERCISE   VALUE REALIZED    UNEXERCISABLE      UNEXERCISABLE(1)
------------------------ --------------- -------------- ------------------- --------------------
Wolfgang M. Wand........        --             --             35,000/            $122,500/
                                                              105,000             $367,500

Steven H. Debrovner.....        --             --             22,500/             $78,750/
                                                               67,500             $236,250

Gerhard Jurk............        --             --              6,250/             $21,875/
                                                               18,750              $65,625

Renate M. Nellich.......        --             --              6,250/             $21,875/
                                                               18,750              $65,625

Anthony Parfitt.........        --             --              1,000/              $3,500/
                                                                3,000              $10,500

--------
(1) Calculated based upon a price of $23.50 per share of the Company's Common Shares at December 31, 1997.

                           COMPENSATION OF DIRECTORS

  Directors who are full-time employees of ESG or its subsidiaries will not be paid any fees or additional compensation for services as members of the Board of Directors or any committee thereof. Directors who are not full-time employees of ESG or its subsidiaries ("Non-Management Directors") are eligible to participate in the ESG Re Limited Non-Management Directors' Compensation and Option Plan (the "Directors Plan"). A total of 1,000,000 Common Shares may be issued under the Directors Plan, which limit will be proportionately adjusted in the event of certain changes in the Company's capitalization, a merger or a similar transaction. For their services, Non-Management Directors receive fees annually which are paid in cash, and Common Shares, unless the Non-Management Director otherwise elects to receive all or a portion of such fees in options or to defer all or a portion of such fees pursuant to the terms of the Directors Plan as described below. For services rendered from the closing date of the Company's initial public offering on December 12, 1997 (the "Closing Date") until the Annual Meeting, Non-Management Directors will receive fees of $35,000. In addition to the amounts paid to the Non-Management Directors, the Chairman will receive $55,000 for services rendered from the Closing Date until the Annual Meeting. If a Non-Management Director elects to receive options in lieu of such stock and cash payment, such Director will receive options for Common Shares with a value, as determined by the Board, equal to two times the amount of fees that would otherwise be payable. The Non-Management Directors may alternatively elect to receive deferred compensation ("Deferred Compensation") indexed to the greater of (i) total return on the Common Shares and (ii) the one-year U.S. treasury bill rate. Deferred Compensation will be paid in cash, in accordance with the terms of the Directors Plan. Directors' shares granted under the Directors Plan will be subject to restrictions on transfer for six months after receipt. All Directors are reimbursed for travel and other related expenses incurred in attending meetings of the Board of Directors or committees thereof.

  In addition, under the Directors Plan, Non-Management Directors joining the Board of Directors within one year of the Closing Date will receive options to purchase 10,000 Common Shares. Options granted on the Closing Date were granted at the initial public offering price and all other options will be granted at the then market price per share. Non-Management Directors will also receive automatic annual awards of options to purchase 5,000 Common Shares (or such other amount as the Board may determine) at an exercise price per share equal to the then market price per share (or, in each case, a lesser amount prorated to the extent the participating director did not serve on the Board of Directors for the entire year preceding the relevant Annual General Meeting of Shareholders), on each successive Annual General Meeting of Shareholders. The Board also has discretionary authority to (i) award additional options to the Chairman of the Board, and the Committee Chairmen and members of the Board of Directors or the Supervisory Board of any of the subsidiaries of ESG and
(ii) grant options to permit a Non-Management Director to reacquire any Common Shares the Non-Management Director delivered as payment of the exercise price or to satisfy any withholding obligation in connection will the exercise of an option. All options are vested and exercisable at the time of grant. Common Shares issued on exercise of options issued pursuant to the Directors Plan may be either authorized but unissued shares or treasury shares. Options granted under the Directors Plan are non-transferable, except in limited circumstances in the Board's discretion as set forth in the Directors Plan.

  The Directors Plan may be amended or terminated by the Board of Directors at any time, in whole or in part. However, any amendment for which shareholder approval is required by law will not be effective until such approval has been attained. Unless earlier terminated, the Directors Plan will expire when all options are issued, and no further options may be granted thereunder.

                            EMPLOYMENT ARRANGEMENTS

  The Company and European Specialty Group (United Kingdom) Limited ("ESG UK"), a subsidiary of the Company, entered into an Employment Agreement with Mr. Wand to serve as Managing Director and Chief Executive Officer of the Company, Chairman of ES Ireland and ESG Germany and Chief Executive Officer of ESG UK, effective as of December 1, 1997. Mr. Wand's compensation under the employment agreement includes (i) an annual base salary of $300,000, which is subject to review annually for increase at the discretion of the Compensation Committee, (ii) an annual bonus determined by the Compensation Committee (which will be not less than $100,000 in 1998), and (iii) pension, welfare and fringe benefits. Mr. Wand is entitled to receive reimbursement of expenses incurred in connection with promotion of the business of the Company or any of its subsidiaries, including expenses for travel and other expenses while away from home, on business or in the service of the Company or any of its subsidiaries. The term of the Employment Agreement is three years, subject to automatic renewal for successive one-year periods unless the Company, ESG UK or Mr. Wand provides written notice at least 12 months prior to the then scheduled expiration date. In the event of termination of

Mr. Wand's employment by the Company or ESG Germany without Cause (as defined in the Employment Agreement) or by Mr. Wand for Good Reason (as defined in the Employment Agreement), Mr. Wand will receive his then current base salary for the remaining term of the agreement, but in no event less than 12 months base salary. In the event that Mr. Wand's employment is terminated by the Company or ESG Germany without Cause or by Mr. Wand for Good Reason within one year of a Change in Control (as defined in the Employment Agreement), in addition to the compensation otherwise payable to Mr. Wand upon his termination of employment as set forth above, Mr. Wand will be entitled to a lump sum payment in an amount which, when added to the present value of all other benefits or payments which would constitute "Parachute Payments" (as defined in Section 280G of the Code), equals 2.99 times Mr. Wand's "Base Amount" (as defined in
Section 280G). In the event that any excise taxes are assessed under Section 4999 of the Code, the Company will reimburse Mr. Wand for such taxes. Mr. Wand will retain any other rights and benefits as determined in accordance with the applicable terms of the benefit programs maintained by the Company, ESG Germany or any of its affiliates in which Mr. Wand participates. In the event the Employment Agreement expires by reason of the Company's election not to renew the term, or death or disability, Mr. Wand will receive his base salary through the date of termination. In the event of the termination of Mr. Wand's employment for Cause, or by Mr. Wand without Good Reason, Mr. Wand will be entitled to his base salary through the date of termination. The Employment Agreement prohibits Mr. Wand from using or disclosing confidential information about the Company and its affiliates and their operations at any time and from engaging in any competitive reinsurance or insurance business or soliciting any employee of the Company or its affiliates for a period of 18 months after the termination of employment (other than a termination within one year of a Change in Control).

  The Company has entered into an employment agreement with Mr. Debrovner to serve as the Chief Operating Officer, effective as of December 1, 1997. ESG Germany has entered into an employment agreement with Mr. Jurk to serve as Chief Financial Officer of the Company, effective as of December 1, 1997. ES North America has entered into an Employment Agreement with Ms. Nellich to serve as Chief Executive Officer of ES North America, effective as of December 1, 1997. Mr. Parfitt, Audit and Compliance Officer, is party to a standard employment agreement with European Specialty Rckversicherung AG, a subsidiary of the Company. The employment agreements (the "Executive Agreements") of Mr. Debrovner, Ms. Nellich and Mr. Jurk will continue, unless terminated upon one year's notice, until September 1, 2000. Under the Executive Agreements, Mr. Debrovner, Ms. Nellich and Mr. Jurk receive annual base salaries of $275,000, $250,000 and $200,000, respectively. Other benefits granted to Mr. Debrovner, Ms. Nellich and Mr. Jurk are similar to those granted to Mr. Wand. The Executive Agreements prohibit the executives from using or disclosing confidential information about the Company and its affiliates and their operations and, in the case of Mr. Debrovner and Ms. Nellich, from engaging in any competitive reinsurance or insurance business for a period of one year after the term of employment.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are John C Head III, David L. Newkirk and Edward A. Tilly, none of whom is an executive officer or employee of the Company or any of its subsidiaries.

  The Company is party to a Financial Services Agreement with Head Company, of which John C Head III is a Managing Member, and an Investment Advisory Agreement with Head Asset Management, an affiliate of Head Company. See "Certain Relationships and Related Transactions."

                               PERFORMANCE GRAPH

  The graph set forth below compares the cumulative shareholder return on the Company's Common Shares to such return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index for the period commencing with the effective date of the initial public offering on December 12, 1997, and ending on December 31, 1997, assuming $100 was invested on December 12, 1997 (the "Investment Date"). Each measurement point on the graph below represents the cumulative shareholder return from the Investment Date to the measurement point date, as measured by the last sale price on such date. As depicted in the graph below, as of December 31, 1997, the cumulative total shareholder return on the Company's Common Shares was 17.5%, and the cumulative total return on the Standard & Poor's Insurance Stock Price Index and the Wilshire 5000 Stock Price Index was 3.1% and 2.0%, respectively.


                [LINE GRAPH APPEARS HERE PLOTTING PERFORMANCE]

                                  PROPOSAL 2
             RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

  The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of Deloitte & Touche to serve as independent auditors of the Company until the close of the 1999 Annual General Meeting of Shareholders. Deloitte & Touche served as the Company's independent auditors from the Company's inception in August 1997 to the present. Unless otherwise directed by the shareholders, proxies will be voted in favor of approval of the selection of Deloitte & Touche to audit the Company's consolidated financial statements for the fiscal year ended December 31, 1998. A representative of Deloitte & Touche will attend the Annual Meeting and will have an opportunity to make a statement, if such representative desires, and to respond to appropriate questions. Shareholders at the Annual Meeting will also be asked to vote to refer the determination of the auditors' remuneration to the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998
    AND THE REFERRAL TO THE BOARD OF DIRECTORS OF THE DETERMINATION OF THE
                            AUDITORS' REMUNERATION.

                                 MISCELLANEOUS

  The Company will bear all of the costs of the solicitation of proxies for use at the Annual Meeting. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Shares of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated that these costs will be nominal.

  Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy card in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy card promptly, no matter how large or how small your holdings may be.

  At the date of this Proxy Statement, management has no knowledge of any business, other than that described herein, which will be presented for consideration at the Annual Meeting. In the event any other business is properly presented at the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

  Proposals shareholders wish to include in the company's proxy statement for the next Annual General Meeting of Shareholders must be sent to and received by the Company no later than December 31, 1998 at 16 Church Street, Hamilton, HM11, Bermuda.

                                          By order of the Board of Directors

                                          Anthony Parfitt
                                          Secretary

Hamilton, Bermuda
April 10, 1998

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                             1. Election of Directors    For All Nominees  Withhold    For All Except
                                                John C Head III              [ ]            [  ]          [  ]
     ESG RE LIMITED                             Wolfgang M. Wand
                                                Steven H. Debrovner
                                                Kenneth P. Morse

Mark box at right if an address change has
been noted on the reverse side of this card.     NOTE:  If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s)
                                                 of the nominee(s). Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:                          2.  Ratification of the appointment of Deloitte & Touche as independent auditors for the Company for the fiscal year ended 1998 and referral of the determination of auditors' remuneration
                                                 to the Board of Directors.

                                                 FOR       AGAINST        ABSTAIN

                                                 [ ]        [ ]             [ ]

                                             3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or at any adjournment(s)
                                                thereof.


Please be sure to sign and date this Proxy.

                                                Please sign exactly as your name(s) appear(s) on the books of the
Date                                            Company.  Joint owners should each sign personally.  Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign.  If a corporation, this signature should be that of an authorized officer who should state his or her title.




Shareholder sign here    Co-owner to sign here

                                ESG RE LIMITED

              Annual General Meeting of Shareholders - May 4, 1998 Proxy Solicited on Behalf of the Board of Directors


The undersigned shareholder of ESG Re Limited (the "Company") hereby appoints John C Head III and Wolfgang M. Wand, and each of them, proxies of the undersigned, with full power of substitution to each, to vote as indicated herein, all of the shares of the Company standing in the name of the undersigned at the close of business on Friday, March 20, 1998, at the 1998 Annual Meeting of Shareholders of ESG Re Limited to be held at Waterloo House, 100 Pitts Bay Road, Pembroke, HM08 Bermuda, Monday, May 4, 1998, at 11:00 a.m., and at any adjournment or adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposals as more fully described in the Proxy Statement for the meeting.

THIS PROXY IS SOLICITED BY, OR ON BEHALF OF, THE COMPANY'S BOARD OF DIRECTORS AND WILL BE VOTED "FOR" PROPOSALS 1 AND 2 UNLESS OTHERWISE INDICATED.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint Owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?
________________________________________________________________________
________________________________________________________________________
________________________________________________________________________


                                 ESG RE LIMITED

IMPORTANT:  PLEASE ACT PROMPTLY. VOTE, DATE, SIGN AND MAIL YOUR PROXY CARD
TODAY.

Dear Shareholder,

     Please take note of the important information enclosed with this proxy card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

     No matter how many shares you own, your vote is important. Voting can also help your Company save money. To hold a meeting, a quorum must be represented. Voting can save your Company the expense of another solicitation for proxies required to achieve a quorum.

     Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual General Meeting of Shareholders, May 4, 1998.

     Thank you in advance for your prompt consideration of these matters.

                              Sincerely,


                              ESG Re Limited